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                                                               EXHIBIT NO. 10(v)


                                 JACLYN, INC.
                                635 59th Street
                            West New York, NJ 07093

                                                               December 29, 1997


Mr. Robert Chestnov
602 Orchard Lane
Franklin Lakes, NJ 07417

Dear Mr. Chestnov:

In recognition of and in consideration for, among other things, services rendered to Jaclyn, Inc. (the "Company") by you as its President and Chief
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Executive Officer, the Board of Directors of the Company has determined to grant to you, upon the terms and subject to the conditions set forth below, a restricted stock award of Twenty Thousand (20,000) shares (the "Shares") of the
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common stock, $1.00 par value per share, of the Company, subject to your representations, warranties and agreements set forth below.

     1. You hereby represent and warrant that you (a) are acquiring the Shares for your own account and not with a view to the distribution of the Shares within the meaning of the Securities Act of 1933, as amended (the "Securities
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Act"), (b) have no present agreement, understanding or arrangement to pledge,
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sell, assign, transfer or otherwise dispose of all or any of the Shares, (c)
have adequate means of providing for your current needs and possible future contingencies and have no need, and anticipate no need in the foreseeable future, to pledge, sell, assign, transfer or otherwise dispose of all or any of the Shares.

     2. You agree that you may not pledge, sell, assign, transfer or otherwise dispose of all or any of the Shares until January 1, 2000. You also acknowledge that the Shares have not been registered under the under the Securities Act or any state securities laws, and that any pledge, sale, assignment, transfer or other disposition of the Shares by you may be made only pursuant to a registration statement under the Securities Act which is effective and current with respect to the sale of the Shares, or a specific exemption from the registration requirements of the Securities Act, and, in any event, in accordance with all applicable state securities laws. Nothing herein shall be construed as requiring the Company to register the Shares under the Securities Act or to qualify or register the Shares under any applicable state securities laws. Any attempted pledge, sale, assignment, transfer or other disposition of any or all of the Shares in violation of this letter agreement shall be void and of no force or effect.

     3. In addition, and notwithstanding anything herein to the contrary, if at any time the Company shall determine that the listing or qualification of the Shares on any securities exchange or under any applicable law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition to, or in connection with, the pledge, sale, assignment, transfer or other disposition of the Shares, the Shares may not be pledged, sold, assigned, transferred or otherwise disposed of unless same may be effected or obtained free of any conditions not acceptable to the Company.

     4. The Company may affix legends upon the certificates for the Shares and may issue such "stop transfer" instructions to its transfer agent in respect of the Shares as may be necessary or appropriate to prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act and any applicable state securities laws, or to otherwise effect the intent and purposes of this Agreement.

     5. In the event of a breach or threatened breach by you of the provisions of this letter agreement, the Company shall be entitled to an injunction by any court or tribunal to restrain you from committing or continuing any such breach or threatened breach. In any proceeding for an injunction, you hereby agree that your ability to
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answer in damages shall not be a bar or be interposed as a defense to the granting of a temporary or permanent injunction against you. You also acknowledge that the Company will not have an adequate remedy at law in the event of any such breach or threatened breach by you and that the Company may suffer irreparable damage and injury in the event of such a breach or threatened breach. Nothing contained herein shall be construed as prohibiting the Company from pursuing any other remedy or remedies available to the Company in respect of such breach or threatened breach. The provisions of this paragraph 5 shall survive the termination of the your employment with the Company.

     6. This letter agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which, when taken together, shall constitute one and the same instrument. This letter agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without regard to principles of conflicts of law.

     Please acknowledge your agreement to the foregoing by signing and returning this Agreement to the Company. Please retain the attached copy for your records.

                                       Very truly yours,

                                       JACLYN, INC.

                                       By: /s/ Allan Ginsburg
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                                           Allan Ginsburg, Chairman of the Board

AGREED:

   /s/ Robert Chestnov
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     Robert Chestnov